XCELMOBILITY, INC.

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”), dated as of September 1st, 2016 (the “Effective Date”), by and between XcelMobility Inc., a Nevada corporation with an address at 2225 East Bayshore Road, Suite 200, Palo Alto, CA 94303 (the “Company”), and Ying Yang, an individual with an address at 2801 S King Drive, Apt415, Chicago, IL60616 (the “Employee”).

WHEREAS, the Company and Employee desire to provide for the employment of Employee by the Company on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and Employee hereby agree as follows:

1. Employment.

1.1 Position. The Company hereby employs the Employee, and the Employee hereby accepts employment, as the Operations and Accounting Officer, on the terms and conditions hereinafter set forth.

1.2 Duties. The Employee shall serve as the Company’s Operations and Accounting Officer, and shall perform the customary duties and responsibilities (Note 1) implied by such position, subject to the power and authority of the Chief Executive Officer and the Board of Directors of the Company (the “Board”) to overrule her actions. In such capacities the Employee shall report directly to the Chief Executive Officer. These positions, duties, and responsibilities can be modified as reasonably required to suit the specific requirements and needs of the Company.

1.3 Time and Effort. During the Term, the Employee shall devote such time as necessary to meet the Employee’s obligations hereunder. The Employee shall not, during the Term of this Agreement (as herein defined), engage in any other business activity or conduct, whether or not such business activity or conduct is pursued for gain, profit or other pecuniary advantage, which activity or conduct adversely affects in any material respect the Employee’s ability to perform her obligations hereunder, except with the prior written consent of the Board. Notwithstanding the foregoing, the parties recognize and agree that Employee may engage in any other business activity or conduct that is not in competition with the business of the Company and in personal investments and other business, civic or charitable activities that do not conflict with the business and affairs of the Company or interfere in any material respect with Employee’s performance of his duties hereunder. The Employee will at all times perform all of the duties and obligations required of the Employee by the terms of this Agreement in a loyal and conscientious manner and to the best of the Employee’s ability and experience. Employee agrees to comply in all material respects with (i) the policies and directives of the Company (including the Company’s code of ethics and insider trading policy), and (ii) with all applicable laws and regulations of the countries in which the Company operates, all as in effect from time to time.

The accompanying notes are an integral part of this Employment Agreement

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1.4 Travel. Employee will undertake appropriate business travel as reasonably required by the Company.

2. Term. The term (the “Term”) of this Agreement shall commence on the Effective Date and shall continue for a period of two years. Either party may terminate this Agreement at any time for any reason or no reason, upon thirty (30) days prior written notice.

3. Compensation.

3.1 Base Salary. The Company agrees to pay the Employee, and Employee agrees to accept, a base cash salary (the “Base Salary”), in accordance with the Company’s normal payroll procedures applicable to Employees, payable at least bi-weekly after the period worked. The Base Salary shall initially be payable at the rate of $4,500 per month. All compensation payments to be made to the Employee will be subject to required withholding of federal, state and local income and employment taxes.

3.2. Annual Review. During the month preceding each anniversary of the Effective Date, or at such other time as the Company may establish in its discretion, the Board will review the Employee’s compensation and the Company’s financial circumstances and needs and determine in good faith, at the Board’s sole discretion, if any change is merited based upon Employee’s performance.

4. Expenses. The Company will pay or reimburse Employee for all necessary out-of-pocket transportation, hotel, and other expenses reasonably incurred by Employee in the conduct of the business of the Company upon submission of such itemized vouchers, receipts or other documentation with respect to any such expenses as shall be reasonably requested by the Company, and, in any event, in accordance with the guidelines of the Company, if any, published from time to time.

5. Benefits. During the Term, the Company shall provide the Employee at the Company’s expense, with all benefits currently in place or subsequently established by the Company for its employees in the United States. Employee shall be entitled to (i) paid vacation in each calendar year, and (ii) paid days off for illness, religious observance and personal reasons (which shall, in any event, be at least three days), all in accordance with the Company’s policy in effect from time to time. The timing of such vacation and personal days shall be scheduled in a reasonable manner by Employee and shall not interfere with the operations of the Company.

The accompanying notes are an integral part of this Employment Agreement

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6. Termination.

6.1 Termination Events. The Term shall terminate on the earliest to occur of the following:

(i) upon the expiration of this Agreement if not renewed;

(ii) upon written notice by either the Company or Employee;

(iii) the death of the Employee;

(iv) upon thirty days’ written notice from the Company in the event of the Employee’s Disability (as used herein, “Disability” means (A) the physical or mental disability which prevents the Employee from performing her obligations under this Agreement in substantially the same manner as performed immediately before the applicable event for a period of six consecutive months or an aggregate of 180 days during any period of 365 consecutive days) or (B) a written determination by a licensed medical doctor selected by the Company and reasonably acceptable to the Employee that the Employee has incurred a physical or mental disability from which he will not be able to recover sufficiently to return to full-time active employment hereunder within 365 days of the determination (a “Permanent Disability”). The Employee shall cooperate with and permit examination by any licensed medical doctor retained by the Company to evaluate whether he has suffered a Permanent Disability (but in no event shall Employee be required to submit to any invasive or painful procedures); or

(v) upon written notice from the Company to Employee that Employee’s employment is being terminated for Cause, as herein defined, the giving of which notice shall be authorized by majority vote of the Board or by a majority vote of the issued and outstanding capital stock of the Company. As used herein, “Cause” shall be limited to the Employee’s: (A) embezzlement or willful misappropriation of funds of the Company, (B) conduct that causes material harm to the Company or willful misconduct by Employee; (C) conviction or commission of, or plea of nolo contendere by, Employee of any felony, misdemeanor or other illegal conduct involving an act of moral turpitude or otherwise relating directly or indirectly to the business or reputation of the Company; (D) habitual drug or other substance abuse that interferes in any material respects with the performance of Employee’s duties under this Agreement; (E) debarment by any federal agency that would limit or prohibit Employee from serving in her prescribed capacity for the Company under this Agreement; (F) continuing failure to communicate and fully disclose any and all information related to the business, operations, management and accounting of the Company, the failure of which would adversely impact the Company or may result in a violation of state or federal securities laws; (G) continuing willful and intentional failure to perform her duties as stated herein or as reasonably requested; or (I) dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company.

The accompanying notes are an integral part of this Employment Agreement

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6.2 Termination Payments.

(a) Upon termination of Employee’s employment hereunder for any reason, the Company’s obligations to Employee shall terminate, subject to prompt payment within thirty (30) days of all monies due hereunder up to the date of termination including unpaid Base Salary and reimbursement of reasonable business expenses as well as continuation of any applicable benefits as required by laws of the State of Nevada, USA.

(b) In the event this Agreement is terminated by the Company for no Cause, the Company shall also pay the Employee, her Base Salary then in effect for an additional thirty (30) day period unless Employee has materially breached any restrictive covenant under this Agreement (the “Severance Payment”). Notwithstanding the foregoing, if Employee’s employment terminates pursuant to Sections 6.1(i), (iii), (iv) or (v), Employee will not be entitled to the Severance Payment.

(c) Upon termination of this Agreement, the provisions of Sections 6.2, 7, 8, 9, 10 and 11 shall survive the termination of this Agreement for a period of five (5) years.

7. Proprietary Information; Confidentiality.

7.1 Confidential Information. Employee, during the course of her duties, will be handling business, financial, accounting, statistical, marketing and personnel information of the Company and/or its customers or other third-parties. All such information is confidential and shall not be disclosed, directly or indirectly, or used by Employee in any way, either during the term of this Agreement or at any time thereafter except as required in the course of Employee’s employment with the Company. Employee agrees not to disclose to any others, or take or use for Employee’s own purposes or purposes of any others, during the term of this Agreement, any of the Company’s Confidential Information (as defined below). Employee agrees that these restrictions shall also apply to (1) Confidential Information belonging to third parties in the Company’s possession, and (2) Confidential Information conceived, originated, discovered or developed by Employee during the term of this Agreement. “Confidential Information” means any Company proprietary information, trade secrets or know-how (of any kind, type or nature, whether written, stored on magnetic or other media, or oral), including, but not limited to, research and development, plans, services, customer and vendor lists, computer programs, marketing, finances or other business information that has been compiled, prepared, devised, developed, designed, discovered, or otherwise learned by Employee during the course of her employment and/or disclosed to Employee by the Company, either directly or indirectly, in writing, orally, or by observation of any business conduct. Confidential Information does not include any of the foregoing items that has become publicly known and made generally available through no wrongful act of Employee. Employee further agrees not to use improperly or disclose or bring onto the premises of the Company any trade secrets of another person or entity during the term of this Agreement.

The accompanying notes are an integral part of this Employment Agreement

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7.2 Return of Property. Employee agrees that upon termination of employment with the Company, Employee will deliver to the Company all devices, records, data, disks, computer files, notes, reports, proposals, lists, correspondence, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Employee pursuant to employment with the Company or otherwise belonging to the Company, its successors or assigns.

7.3 Employment Information. Employee represents and warrants to the Company that information provided by Employee in connection with her employment, including information regarding her visa and work permit status in the United States, and any supplemental information provided to the Company is complete, true and materially correct in all respects. Employee has not omitted any information that is or may reasonably be considered necessary or useful to evaluate the information provided by Employee to the Company. Employee shall immediately notify the Company in writing of any change in the accuracy or completeness of all such information.

7.4 Other Agreements. Employee represents that the performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to employment with the Company. Employee has not and shall not: (i) disclose or use in the course of her employment with the Company, any proprietary or trade-secret information belonging to another; or (ii) enter into any oral or written agreement in conflict with this Agreement.

8. Unfair Competition; Non-Solicitation.

8.1 Unfair Competition. During the term of this Agreement, Employee has a duty of loyalty and a fiduciary duty to the Company. Employee shall not, directly or indirectly, whether as a partner, employee, creditor, stockholder, or otherwise, promote, participate, or engage in any activity or other business which is directly competitive to the current operations of the Company or the currently contemplated future operations of the Company. The obligation of Employee not to compete with the Company shall not prohibit Employee from owning or purchasing more than a five percent (5%) beneficial interest in any securities that are regularly traded on a recognized stock exchange or on the over-the-counter market subject to relevant federal and state securities laws. To the fullest extent permitted by law, upon the termination of Employee’s employment with the Company for any reason, Employee shall not use any of the Company’s confidential, proprietary or trade secrets information to directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or any other individual or representative capacity, engage or participate in any business, wherever located, that is in direct competition with the business of Employer. Should any portion of this Section be deemed unenforceable because of the scope, duration or territory encompassed by the undertakings of the Employee hereunder, and only in such event, then the Employee and the Company consent and agree to such limitation on scope, duration or territory as may be finally adjudicated as enforceable by a court of competent jurisdiction after the exhaustion of all appeals.

The accompanying notes are an integral part of this Employment Agreement

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8.2 Non-Solicitation of Customers. While employed by the Company, Employee shall not divert or attempt to divert (by solicitation or other means), whether directly or indirectly, the Company’s customers for the purpose of inducing or encouraging them to sever their relationship with the Company or to solicit them in connection with any product or service competing with those products and services offered and sold by the Company. Also, to the fullest extent permissible under applicable law, following termination of Employee’s employment with the Company for any reason, Employee agrees not use any of the Company’s confidential, proprietary or trade secrets information to directly or indirectly divert or attempt to divert (by solicitation or other means) the Company’s customers for the purpose of inducing or encouraging them to sever their relationship with the Company or to solicit them in connection with any product or service competing with those products and services offered and sold by the Company.

8.3 Non-Disparagement. Upon termination of Employee’s employment with the Company, Employee agrees to not make any disparaging remarks about the Company, or any officers, directors, employees, consultants or independent contractors of or to any of the foregoing.

9. Trade Secrets. Employee shall not disclose to any others, or take or use for Employee’s own purposes or purposes of any others, during the Term or at any time thereafter, any of the Company’s trade secrets, including without limitation, Confidential Information, customer and vendor lists, computer programs, applications or software or intellectual property of the Company. Employee agrees that these restrictions shall also apply to (i) trade secrets belonging to third parties in Company’s possession and (ii) trade secrets conceived, originated, discovered or developed by Employee during the Term of this Agreement relating to the affairs of the Company.

10. Inventions; Ownership Rights. Employee agrees that all ideas, techniques, inventions, systems, formulas, designs, discoveries, technical information, programs, prototypes and similar developments (“Inventions”) developed, created, discovered, made, written or obtained by Employee in the course of or as a result of performance of her duties hereunder, and all related industrial property, trademarks, service marks, copyrights, patent rights, moral rights, trade secrets and other forms of protection thereof, shall be and remain the sole property of the Company and its assigns. Employee shall promptly disclose to Company, or any persons designated by it, all Inventions, made or conceived or reduced to practice or learned by Employee, either alone or jointly with others, during the Term which are related to or useful in the business of the Company, or result from tasks assigned to Employee by the Company, or result from use of premises owned, leased or contracted by the Company. Such disclosure shall continue for one year after termination of employment with respect to anything that would be an Invention if made, conceived, reduced to practice or learned prior to termination of employment. Employee agrees to execute or cause to be executed such assignments and applications, registrations and other documents and to take such other action as may be reasonably requested by the Company to enable the Company to protect its rights to any such Inventions. If the Company requires Employee’s assistance in executing or causing to be executed such assignments and applications, registrations and other documents under this Section (all of which shall be prepared at the expense of the Company) after termination of this Agreement, Employee shall do so at mutually convenient times and places and be compensated for her time actually spent in providing such assistance at a reasonable hourly rate as agreed upon by the parties and be reimbursed for any necessary expenses, including reasonable attorney’s fees, reasonably incurred in doing so. In the event that the Company is unable for any reason whatsoever to secure Employee’s signature to any lawful and necessary document required to apply for or execute any such documents with respect to Inventions (including renewals, extension, continuations, divisions or continuations in part thereof), Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as Employee’s agents and attorneys-in-fact to act for and in her behalf and instead of him, to execute and file any such application and document and to do all other lawfully permitted acts with respect thereto with the same legal force and effect as if executed by Employee. As a matter of record Employee has identified beneath her signature hereto a complete list of all inventions or improvements relevant to the subject matter of her employment by the Company which have been made or conceived or first reduced to practice by him alone or jointly with others prior to her employment by the Company (“Prior Inventions”) which Employee desires to remove from the operation of this Agreement; and Employee covenants that such list is complete. Employee agrees and acknowledges that in further consideration of her employment under this Agreement, in the absence of such list of Prior Inventions, all Prior Inventions shall be the sole and exclusive property of the Company and Employee agrees to execute or cause to be executed such assignments and applications, registrations and other documents and to take such other action as may be reasonably requested by the Company to enable the Company to protect its rights to any such Prior Inventions.

The accompanying notes are an integral part of this Employment Agreement

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11. Miscellaneous.

11.1 Assignment. It is hereby agreed that Employee’s rights and obligations under this Agreement are personal and may not be delegated or assigned. No assignment by the Company shall be effective unless the assignee expressly agrees in writing to become bound by the terms and conditions hereof.

11.2 Binding Effect. The obligations of this Agreement shall be binding upon, and the benefits of this Agreement shall inure to, the parties hereto, their legal representatives, administrators, executors, heirs, legatees, distributees, successors and permitted assigns, and upon transferees by operation of law, whether or not any such person or entity shall have signed this Agreement.

11.3 Notices. Any notice permitted, required or given hereunder shall be in writing and shall be delivered (i) personally, (ii) by any prepaid overnight courier delivery service then in general use, (iii) mailed, by registered or certified mail, return receipt requested, or (iv) transmitted by fax and then confirmed within three business days by any other method set forth above, to the addresses designated on the first page hereof or at such other address as may be designated by notice duly given hereunder. A notice provided in the manner required herein shall be deemed given: (i) if delivered personally, upon delivery; (ii) if sent by overnight courier, on the first business day after it is sent; (iii) if mailed, three business days after mailing; and (iv) if sent by fax, upon actual receipt of the fax or confirmation thereof (whichever is first).

The accompanying notes are an integral part of this Employment Agreement

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11.4 Further Assurances. Each of the parties agrees to execute, acknowledge, deliver, file, record and publish such certificates, instruments, agreements and other documents, and to take all such further action as may be required by law or which either party deems reasonably necessary or useful in furtherance of the purposes and objectives and intentions underlying this Agreement and not inconsistent with its terms.

11.5 Entire Agreement. This Agreement incorporates the entire agreement between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings of the parties, whether written or oral, with respect to its subject matter.

11.6 Amendments; Waiver. Except as expressly provided herein, neither this Agreement nor any provision hereof may be terminated, modified or amended unless in writing signed by both parties hereto. No waiver by any party, whether express or implied, of any provision of this Agreement, or of any breach or default, shall constitute a waiver of a breach of any similar or dissimilar provision or condition or shall be effective unless in writing signed by the party against whom enforcement is sought.

11.7 Severability; Captions. If any provision of this Agreement or the application thereof to any person or circumstances shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. The headings in this Agreement are inserted for convenience and identification only.

11.8 Actions Contrary to Law. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail; but in such event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

11.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, USA without giving effect to its principles of conflicts of law. The parties irrevocably agree to submit to the jurisdiction of the federal and state courts within the State of Nevada, USA, and waive any defense based on forum non convenes or improper venue with respect thereto. Each party shall pay their own attorney’s fees and costs. No remedy conferred in this Agreement upon the Employee or the Company is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

The accompanying notes are an integral part of this Employment Agreement

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11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and together shall constitute a single document.

11.11 Tax Advice. The Employee acknowledges that the Employee has not relied and will not rely upon the Company or the Company’s counsel with respect to any tax consequences related to the terms and conditions of this Agreement. The Employee assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with this Agreement.

11.12 Representation. The parties to this Agreement, and each of them, acknowledge, agree, and represent that it: (a) has directly participated in the negotiation and preparation of this Agreement; (b) has read the Agreement and has had the opportunity to discuss it with counsel of its own choosing; (c) it is fully aware of the contents and legal effect of this Agreement; (d) has authority to enter into and sign the Agreement; and (e) enters into and signs the same by its own free will.

11.13 Drafting. The parties to this Agreement acknowledge that each of them have participated in the drafting and negotiation of this Agreement. For purposes of interpreting this Agreement, each provision, paragraph, sentence and word herein shall be deemed to have been jointly drafted by both parties. The parties intend for this Agreement to be construed and interpreted neutrally in accordance with the plain meaning of the language contained herein, and not presumptively construed against any actual or purported drafter of any specific language contained herein.

The accompanying notes are an integral part of this Employment Agreement

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IN WITNESSETH WHEREOF, the undersigned have executed this Agreement as of the date first above written.

XcelMobility, Inc.

By:
Name:
Title:	Chief Executive Officer

YING YANG

The accompanying notes are an integral part of this Employment Agreement

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XCELMOBILITY, INC.

NOTE TO EMPLOYMENT AGREEMENT

NOTE 1- CUSTOMARY DUTIES AND RESPONSIBILITIES

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